EXHIBIT 99.1

MARTIN MARIETTA REPORTS SECOND QUARTER 2019 RESULTS

COMPANY ACHIEVED QUARTERLY RECORDS

FOR REVENUES, GROSS PROFIT AND ADJUSTED EBITDA

Aggregates Shipments Increased 10 Percent

Pricing Momentum Continued with Gains Across All Building Materials Product Lines

Magnesia Specialties Business Posted Quarterly Records for Revenues and Profitability

Company Raises Full-Year Guidance

RALEIGH, N.C. (July 30, 2019) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported results for the second quarter ended June 30, 2019.

Highlights include:

	Quarter Ended June 30,
($ in thousands, except per share)	2019	2018
Total revenues [1]	$1,279,468	$1,202,403
Products and services revenues [2]	$1,196,135	$1,128,777
Building Materials business	$1,125,756	$1,060,620
Magnesia Specialties business	$70,379	$68,157
Gross profit	$356,867	$315,917
Adjusted gross profit [3]	$356,867	$326,084
Earnings from operations	$285,882	$263,953
Adjusted earnings from operations [4]	$285,882	$286,246
Net earnings attributable to Martin Marietta	$189,475	$185,377
Adjusted EBITDA [5]	$378,467	$376,096
Earnings per diluted share [6]	$3.01	$2.92

[1]	Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
[2]

Products and services revenues include the sales of aggregates, cement, ready mixed concrete, asphalt and Magnesia Specialties products, and paving services to customers, and exclude related freight revenues.

[3]

2018 second-quarter adjusted gross profit excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting. See Appendix to this earnings release for a reconciliation to reported gross profit under generally accepted accounting principles (GAAP).

[4]

2018 second-quarter adjusted earnings from operations exclude an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and acquisition-related expenses, net. See Appendix to this earnings release for a reconciliation to reported earnings from operations under GAAP.

[5]	Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.
[6]

2019 second-quarter earnings per diluted shares includes a charge of $0.19 per diluted share for a prior-period error that overstated equity earnings from a nonconsolidated affiliate. 2018 second-quarter earnings per diluted share includes a charge of $0.12 per diluted share for the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and a charge of $0.21 per diluted share for acquisition-related expenses, net. Second-quarter 2018 also includes nonrecurring gains on the sale of surplus land and favorable litigation settlements which contributed $0.29 per diluted share.

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Ward Nye, Chairman, President and CEO of Martin Marietta, stated, “We are proud to have established new quarterly records for revenues, gross profit and adjusted EBITDA, driven by increased aggregates shipments, continued pricing momentum across the Building Materials business and improved cost management. These record-setting second-quarter results demonstrate Martin Marietta’s strong execution as we capitalized on the robust underlying demand across our geographic footprint. Notably, aggregates shipments increased 10 percent, led by our Mid-America and Southeast Groups which achieved double-digit-growth as these markets benefited from improving strength in public- and private-sector spending and contributions from acquired operations. Based on these current trends and our strong first-half performance, we are raising our full-year outlook and believe 2019 will be another record year for Martin Marietta.

“Construction activity in our Top 10 states is outpacing the nation as a whole, as evidenced by recent trends in total construction starts. Importantly, aggregates shipments to our three primary end-use markets increased for a second consecutive quarter, demonstrating the breadth of overall demand in our key regions. Attractive underlying market fundamentals, including notable employment gains, population growth and superior state fiscal health, across our geographic footprint should continue to bolster private-sector construction demand. We expect infrastructure projects to accelerate during the second half of the year, supported by meaningful increases in public lettings and contract awards in our key states, notably Texas and Colorado.”

Mr. Nye concluded, “Throughout our 25-year history as a public company, Martin Marietta has established a proven record of responsibly managing and growing our business to create long-term shareholder value.  Going forward, we will continue to build upon our successful approach of price discipline, strategic geographic positioning and prudent capital allocation.  We remain committed to the disciplined execution of our strategic plan and the world-class attributes of our business – including safety, ethics, cost oversight and operational excellence – to drive continued profitability growth in 2019 and beyond.”

Mr. Nye’s CEO Commentary may be found on the Investor Relations section of the Company’s website.

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Second-Quarter Operating Results

(All comparisons are versus the prior-year quarter unless noted otherwise)

	Quarter ended June 30, 2019
($ in thousands)	Revenues	Gross profit (loss)	Gross margin
Building Materials business:
Products and services:
Aggregates	$757,802	$251,422	33.2%
Cement	112,350	42,229	37.6%
Ready mixed concrete	241,178	19,014	7.9%
Asphalt and paving	82,198	15,742	19.2%
Less: interproduct revenues	(67,772)	-	-
Products and services	1,125,756	328,407	29.2%
Freight	77,473	227	NM
Total Building Materials business	1,203,229	328,634	27.3%
Magnesia Specialties business:
Products and services	70,379	29,212	41.5%
Freight	5,860	(1,174)	NM
Total Magnesia Specialties business	76,239	28,038	36.8%
Corporate	-	195	NM
Total	$1,279,468	$356,867	27.9%

	Quarter ended June 30, 2018
($ in thousands)	Revenues	Gross profit (loss)	Gross margin
Building Materials business:
Products and services:
Aggregates	$666,966	$198,705	29.8%
Cement	113,148	41,305	36.5%
Ready mixed concrete	277,202	29,952	10.8%
Asphalt and paving	81,482	18,347	22.5%
Less: interproduct revenues	(78,178)	-	-
Products and services	1,060,620	288,309	27.2%
Freight	68,821	598	NM
Total Building Materials business	1,129,441	288,907	25.6%
Magnesia Specialties business:
Products and services	68,157	24,870	36.5%
Freight	4,805	(1,028)	NM
Total Magnesia Specialties business	72,962	23,842	32.7%
Corporate	-	3,168	NM
Total	$1,202,403	$315,917	26.3%

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Building Materials Business

Second-quarter operating results reflect strong underlying product demand, most notably in North Carolina, Georgia, Iowa and Maryland, as customers continued to address weather-deferred projects from 2018 and growing backlogs. Texas and Colorado, the Company’s two largest states by revenues, experienced near-record precipitation and unseasonable snow accumulation, respectively.  This extreme weather temporarily hindered construction activity and negatively impacted the aggregates, cement and downstream operations in these regions.

Aggregates

Second-quarter aggregates volume and pricing improved 9.9 percent and 3.4 percent, respectively. Same-store aggregates volume and pricing improved 6.1 percent and 4.1 percent, respectively.

♦

Shipments for the Mid-America Group operations increased 15.9 percent, or 10.2 percent on a same-store basis, supported by infrastructure and commercial projects. Additionally, the Midwest Division benefited from shipments related to emergency flood repairs. Pricing improved 1.6 percent, or 3.0 percent on a same-store basis.

♦

Shipments for the Southeast Group operations increased 12.7 percent, or 5.4 percent on a same-store basis, reflecting the strength of the North Georgia and Florida markets. Pricing improved 7.3 percent, or 8.3 percent on a same-store basis, driven by solid gains in North Georgia and a higher percentage of long-haul shipments.

♦	West Group shipments increased 1.1 percent despite unfavorable weather that contributed to project delays. West Group pricing increased 3.4 percent.

Martin Marietta’s second-quarter aggregates shipments by end use are as follows (all comparisons are versus the prior-year quarter):

Infrastructure Market

♦

Aggregates shipments to the infrastructure market increased 2 percent as contractors continued to advance transportation-related projects. Following more than a decade of underinvestment, management believes infrastructure demand is poised for meaningful growth. Funding provided by the Fixing America’s Surface Transportation Act (FAST Act), combined with numerous state and local transportation initiatives, has recently accelerated lettings and contract awards in key states, including Texas, Colorado, Iowa and Maryland. For the quarter, the infrastructure market represented 37 percent of aggregates shipments, which is below the Company’s most recent ten-year average of 46 percent.

Nonresidential Market

♦

Aggregates shipments to the nonresidential market increased 25 percent, driven by gains in commercial and heavy industrial construction activity. The Company continued to benefit from robust distribution center, warehouse, data center and wind energy projects in key geographies, including Texas, the Carolinas, Georgia and Iowa, as well as the early phases of several large energy-sector projects along the Gulf Coast. The nonresidential market represented 37 percent of second-quarter aggregates shipments.

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Residential Market

♦

Aggregates shipments to the residential market increased modestly, as ongoing homebuilding activity in the Carolinas, Georgia and Florida was offset by weather-related delays in Texas. The residential construction outlook across the Company’s geographic footprint remains positive for both single- and multi-family housing, driven by favorable demographics, job growth, land availability, low interest rates and efficient permitting. On a national level, housing starts remain below the 50-year annual average of 1.5 million despite notable population gains. The residential market accounted for 21 percent of second-quarter aggregates shipments.

ChemRock/Rail Market

♦

The ChemRock/Rail market accounted for the remaining 5 percent of second-quarter aggregates shipments.  Volumes to this end use increased 11 percent, driven by improved ballast shipments to the western Class I railroads for emergency flood repairs.

Aggregates product gross margin increased 340 basis points to 33.2 percent, reflecting improved operating leverage from increased shipment and production levels and the absence of the $10.2 million impact of selling acquired inventory after its markup to fair value as part of acquisition accounting incurred in 2018.

Cement

Second-quarter cement product revenues decreased slightly, as pricing growth of 4.6 percent was offset by a 4.9 percent volume decline resulting from extreme Texas precipitation, most significantly in Dallas/Fort Worth. Production efficiencies and lower maintenance costs contributed to the 110-basis-point expansion in product gross margin to 37.6 percent.

Downstream businesses

Ready mixed concrete shipments decreased 15.5 percent, driven by unfavorable weather conditions in Texas and Colorado. Ready mixed concrete selling prices improved 2.5 percent.  Colorado asphalt shipments declined 8.2 percent while pricing improved 5.2 percent.

Magnesia Specialties Business

Magnesia Specialties product revenues increased 3.3 percent to a record $70.4 million as the business continued to benefit from solid global demand for magnesia chemical products.  Product gross margin improved 500 basis points to 41.5 percent driven by favorable product mix, production efficiencies and lower energy costs.

Consolidated

During the second quarter ended June 30, 2019, the Company identified a prior-period error that overstated its equity earnings from a nonconsolidated affiliate. The overstatement was not deemed material to any previously-reported periods and was therefore corrected as an out-of-period expense of $15.7 million ($12.0 million net of tax) during second-quarter 2019. The pretax noncash adjustment is recorded in other nonoperating expenses, net, consistent with the recurring classification of equity earnings from the affiliate.

For the quarter ended June 30, 2018, other operating income, net, included $16.9 million of gains on the sale of surplus land and $7.7 million, net, of litigation and related settlements.

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Liquidity and Capital Resources

Cash provided by operating activities for the six months ended June 30 was $333.7 million in 2019 compared with $238.0 million in 2018.

Cash paid for property, plant and equipment additions for the six months ended June 30, 2019 was $207.5 million.  Capital expenditures for the full year are expected to range from $350 million to $400 million as the Company continues to prudently deploy capital into the business.

At June 30, 2019, the Company’s ratio of consolidated net debt-to-consolidated EBITDA, as defined in the applicable credit agreement, for the trailing twelve months was 2.7 times.

Commitment to Enhance Long-Term Shareholder Value

Martin Marietta is dedicated to disciplined capital allocation that preserves the Company’s financial flexibility and further enhances shareholder value. The Company’s capital allocation priorities remain unchanged and include value-enhancing acquisitions that promote the successful execution of the Company’s strategic growth plan, organic capital investment, and the return of cash to shareholders through a meaningful and sustainable dividend and share repurchases.

The Company has returned $1.5 billion to shareholders in the form of dividend payments and share repurchases since announcing a 20 million share repurchase authorization in February 2015. In May 2019, the Company declared its 100th consecutive quarterly cash dividend. Additionally, during second-quarter 2019, the Company repurchased 232,400 shares of common stock pursuant to its share repurchase authorization.  As of June 30, 2019, 13.9 million shares remained under the current repurchase authorization and 62.4 million shares of Martin Marietta common stock were outstanding.

Full-Year Outlook

Martin Marietta’s geographic footprint has attractive underlying market fundamentals, including notable employment gains, population growth and superior state fiscal health – all attributes promoting steady and sustainable construction growth. Supported by robust underlying demand and third-party forecasts, Martin Marietta is raising its full-year guidance based on its belief that the current construction cycle will continue for the foreseeable future and expand further this year for each of the Company’s three primary construction end-use markets. Notably:

♦

Infrastructure construction, particularly for aggregates-intensive highways and streets, should benefit from recent accelerations in state lettings and contract awards in key Martin Marietta states, continued FAST Act funding, and regulatory reform that allows for reduced permitting time for large projects. Importantly, states will continue to play an expanded role in infrastructure investment. Incremental funding at the state and local levels, through bond issuances, toll roads and tax initiatives, should grow at faster near-term rates than federal funding. Martin Marietta’s top ten states – Texas, Colorado, North Carolina, Georgia, Iowa, Florida, South Carolina, Indiana, Maryland and Nebraska – accounted for 85 percent of total Building Materials’ revenues in 2018 and have all introduced incremental transportation funding measures within the last five years. Third-party forecasts also predict increased infrastructure investment this year and beyond.

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♦

Nonresidential construction should increase in both the commercial and heavy industrial sectors for the next several years across many of the Company’s key markets. Both the Architectural Billings Index and Dodge Momentum Index indicate healthy commercial construction activity throughout the year. Continued federal regulatory approvals should notably contribute to increased heavy building materials consumption from the next wave of large energy-sector projects, particularly along the Gulf Coast. Construction activity for these projects has begun in earnest and is expected to continue for several years.

♦

Residential construction should continue to grow within Martin Marietta’s geographic footprint, particularly as mortgage rates remain attractive and homebuilders are beginning to address the need for more affordable homes. The Company’s leading positions in southeastern and southwestern states offer superior opportunities for gains in both multi- and single-family housing, driven by a multitude of factors, such as available land, an overall business-friendly environment and fewer regulatory barriers. The Company believes that permits represent the best indicator of future housing construction. Martin Marietta’s top ten states outpaced the nation in housing unit permit growth for the trailing twelve months ended May 2019 for all three residential categories: total, multi-family and single-family. Continued strength in residential construction supports future infrastructure and nonresidential activity.

Based on current trends and expectations, management has raised its full-year guidance as follows:

♦	Aggregates shipments by end-use market compared with 2018 levels are as follows:
•	Infrastructure shipments to increase in the high-single digits.
•	Nonresidential shipments to experience a double-digit increase.
•	Residential shipments to increase in the mid-single digits.
•	ChemRock/Rail shipments to be up slightly.

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2019 GUIDANCE
($ and tons in thousands, except per ton)	Low *	High *
Consolidated
Total revenues [1]	$4,535,000	$4,730,000
Products and services revenues	$4,255,000	$4,430,000
Freight revenues	$280,000	$300,000
Gross profit	$1,130,000	$1,235,000

Selling, general and administrative expenses (SG&A)	$290,000	$300,000
Interest expense	$130,000	$140,000
Estimated tax rate (excluding discrete events)	20%	22%
Net earnings attributable to Martin Marietta	$530,000	$640,000
Adjusted EBITDA [2]	$1,200,000	$1,315,000
Capital expenditures	$350,000	$400,000

Building Materials Business
Aggregates
Volume (total tons) [3]	185,000	188,000
% growth [3]	8.0%	10.0%
Average selling price per ton (ASP)	$14.15	$14.40
% growth [4]	3.0%	5.0%
Total revenues	$2,865,000	$2,960,000
Products and services revenues	$2,625,000	$2,700,000
Freight revenues	$240,000	$260,000
Gross profit	$780,000	$840,000

Cement
Total revenues	$435,000	$465,000
Products and services revenues	$415,000	$445,000
Freight revenues	$20,000	$20,000
Gross profit	$135,000	$155,000

Ready Mixed Concrete and Asphalt and Paving
Products and services revenues	$1,205,000	$1,275,000
Gross profit	$120,000	$140,000

Magnesia Specialties Business
Total revenues	$290,000	$300,000
Products and services revenues	$270,000	$280,000
Freight revenues	$20,000	$20,000
Gross profit	$100,000	$105,000

*  Guidance range represents the low end and high end of the respective line items provided above.

[1]	2019 consolidated total revenues exclude $260 million to $270 million related to estimated interproduct sales.
[2]	Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.
[3]

Represents total aggregates volumes, which includes approximately 9.6 million internal tons. Volume growth ranges are in comparison with total volumes of 170.8 million tons for the full year 2018, which included 10.6 million internal tons.

[4]	ASP growth range is in comparison with ASP of $13.71 per ton for the full year 2018.

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Same-Store Information

This earnings release contains certain information on a same-store basis. When providing certain results in comparison with prior periods, the Company may exclude the operating results of recently acquired businesses that do not have comparable results in the periods being discussed. This approach allows management and investors to evaluate the performance of the Company’s operations on a comparable basis without the effects of acquisition activity. The Company’s same-store information may not be comparable with similar measures used by other companies.

Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with GAAP.  Reconciliations of non-GAAP financial measures to the closest GAAP measure are included in the accompanying Appendix to this earnings release.

Conference Call Information

The Company will discuss its second-quarter 2019 earnings results on a conference call and an online web simulcast today (July 30, 2019). The live broadcast of the Martin Marietta conference call will begin at 11:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted supplemental information related to its second-quarter performance on its website. For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 4274137.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 27 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com

Investor Contact:

Suzanne Osberg

Vice President, Investor Relations

(919) 783-4691

Suzanne.Osberg@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Company’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results.  These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, give the investor the Company’s expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as “anticipate”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

The Company’s outlook is subject to various risks and uncertainties, and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this press release (including the outlook) include, but are not limited to: the performance of the United States economy; shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal, state or local transportation or infrastructure projects funding, most particularly in Texas, Colorado, North Carolina, Georgia, Iowa and Maryland; the United States Congress’ inability to reach agreement among themselves or with the current Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline, particularly in Texas; a slowdown in residential construction recovery; unfavorable weather conditions, particularly Atlantic Ocean and Gulf Coast hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; increasing governmental regulation, including environmental laws; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, North Carolina and the Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products;  a trade dispute with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company;  the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Company’s tax rate;  violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; continued downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic filings made with the SEC.  All of our forward-looking statements should be considered in light of these factors.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements, or adversely affect or be material to the Company.  The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Products and services revenues	$1,196,135	$1,128,777	$2,074,440	$1,882,082
Freight revenues	83,333	73,626	143,983	122,325
Total revenues	1,279,468	1,202,403	2,218,423	2,004,407

Cost of revenues - products and services	838,322	812,430	1,572,490	1,454,049
Cost of revenues - freight	84,279	74,056	146,159	124,049
Total cost of revenues	922,601	886,486	1,718,649	1,578,098
Gross Profit	356,867	315,917	499,774	426,309

Selling general & administrative expenses	72,382	71,070	150,674	141,191
Acquisition-related expenses, net	47	12,126	191	12,836
Other operating income, net	(1,444)	(31,232)	(6,194)	(30,752)
Earnings from operations	285,882	263,953	355,103	303,034

Interest expense	33,297	32,971	66,245	68,059
Other nonoperating expense and (income), net	13,226	(7,122)	11,663	(15,626)
Earnings before income tax expense	239,359	238,104	277,195	250,601
Income tax expense	49,890	52,601	44,899	55,058
Consolidated net earnings	189,469	185,503	232,296	195,543
Less: Net (loss) earnings attributable to noncontrolling interests	(6)	126	(32)	143
Net Earnings Attributable to Martin Marietta Materials, Inc.	$189,475	$185,377	$232,328	$195,400

Net earnings per common share attributable to common shareholders:
Basic	$3.02	$2.94	$3.71	$3.10
Diluted	$3.01	$2.92	$3.69	$3.08

Dividends per common share	$0.48	$0.44	$0.96	$0.88

Average number of common shares outstanding:
Basic	62,563	63,021	62,574	62,989
Diluted	62,720	63,285	62,749	63,253

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Total revenues:
Building Materials Business:
Mid-America Group	$415,327	$350,592	$664,140	$529,373
Southeast Group	137,024	112,963	256,262	193,202
West Group	650,878	665,886	1,147,708	1,139,608
Total Building Materials Business	1,203,229	1,129,441	2,068,110	1,862,183
Magnesia Specialties	76,239	72,962	150,313	142,224
Total	$1,279,468	$1,202,403	$2,218,423	$2,004,407

Gross profit (loss):
Building Materials Business:
Mid-America Group	$155,775	$120,874	$201,006	$139,129
Southeast Group	37,761	19,980	64,005	26,147
West Group	135,098	148,053	181,462	208,250
Total Building Materials Business	328,634	288,907	446,473	373,526
Magnesia Specialties	28,038	23,842	53,580	47,730
Corporate	195	3,168	(279)	5,053
Total	$356,867	$315,917	$499,774	$426,309

Selling, general and administrative expenses:
Building Materials Business:
Mid-America Group	$15,542	$14,016	$31,135	$27,146
Southeast Group	5,376	4,833	10,753	9,249
West Group	27,717	27,161	56,995	53,293
Total Building Materials Business	48,635	46,010	98,883	89,688
Magnesia Specialties	2,796	2,505	5,662	5,107
Corporate	20,951	22,555	46,129	46,396
Total	$72,382	$71,070	$150,674	$141,191

Earnings (Loss) from operations:
Building Materials Business:
Mid-America Group	$141,678	$108,709	$172,633	$114,876
Southeast Group	32,688	32,052	53,822	34,093
West Group	110,223	122,844	130,158	157,796
Total Building Materials Business	284,589	263,605	356,613	306,765
Magnesia Specialties	25,219	21,329	47,862	42,565
Corporate	(23,926)	(20,981)	(49,372)	(46,296)
Total	$285,882	$263,953	$355,103	$303,034

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Total revenues:
Building Materials business products and services:
Aggregates	$757,802	$666,966	$1,302,750	$1,094,139
Cement	112,350	113,148	211,367	202,331
Ready Mixed Concrete	241,178	277,202	452,335	495,738
Asphalt and paving	82,198	81,482	94,570	95,692
Less: Interproduct sales	(67,772)	(78,178)	(126,135)	(138,843)
Subtotal	1,125,756	1,060,620	1,934,887	1,749,057
Freight	77,473	68,821	133,223	113,126
Total Building Materials Business	1,203,229	1,129,441	2,068,110	1,862,183
Magnesia Specialties business:
Products and services	70,379	68,157	139,553	133,025
Freight	5,860	4,805	10,760	9,199
Total Magnesia Specialties Business	76,239	72,962	150,313	142,224
Consolidated total revenues	$1,279,468	$1,202,403	$2,218,423	$2,004,407

Gross profit (loss):
Building Materials business products and services:
Aggregates	$251,422	$198,705	$349,482	$252,246
Cement	42,229	41,305	56,007	65,038
Ready Mixed Concrete	19,014	29,952	33,506	45,593
Asphalt and paving	15,742	18,347	7,415	10,169
Subtotal	328,407	288,309	446,410	373,046
Freight	227	598	63	480
Total Building Materials Business	328,634	288,907	446,473	373,526
Magnesia Specialties business:
Products and services	29,212	24,870	55,819	49,933
Freight	(1,174)	(1,028)	(2,239)	(2,203)
Total Magnesia Specialties Business	28,038	23,842	53,580	47,730
Corporate	195	3,168	(279)	5,053
Consolidated gross profit	$356,867	$315,917	$499,774	$426,309

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In thousands)

	June 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$53,595	$44,892
Accounts receivable, net	710,605	523,276
Inventories, net	646,342	663,035
Other current assets	122,579	134,613
Property, plant and equipment, net	5,132,682	5,157,229
Intangible assets, net	2,888,144	2,900,400
Operating lease right-of-use assets	487,360	-
Other noncurrent assets	122,350	127,974
Total assets	$10,163,657	$9,551,419

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$385,043	$390,042
Other current liabilities	437,173	396,708
Long-term debt (excluding current maturities)	2,732,018	2,730,439
Other noncurrent liabilities	1,512,153	1,084,818
Total equity	5,097,270	4,949,412
Total liabilities and equity	$10,163,657	$9,551,419

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In thousands)
	Six Months Ended
	June 30,
	2019	2018
Operating activities:
Consolidated net earnings	$232,296	$195,543
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	181,986	163,545
Stock-based compensation expense	22,250	17,098
Gains on divestitures and sales of assets	(3,927)	(33,527)
Deferred income taxes	(6,393)	14,986
Other items, net	14,892	(4,757)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(187,076)	(157,603)
Inventories, net	15,744	(7,133)
Accounts payable	36,614	44,266
Other assets and liabilities, net	27,345	5,615
Net cash provided by operating activities	333,731	238,033

Investing activities:
Additions to property, plant and equipment	(207,452)	(188,270)
Acquisitions, net	-	(1,645,698)
Proceeds from divestitures and sales of assets	5,997	58,213
Investments in life insurance contracts, net	527	424
Payment of railcar construction advances	-	(28,306)
Reimbursement of railcar construction advances	-	28,306
Other investing activities, net	(957)	-
Net cash used for investing activities	(201,885)	(1,775,331)

Financing activities:
Borrowings of long-term debt	165,000	665,000
Repayments of long-term debt	(170,028)	(475,025)
Payments on financing leases	(1,820)	-
Payments on capital leases	-	(1,725)
Debt issue costs	-	(3,194)
Payments of deferred acquisition consideration	-	(1,426)
Dividends paid	(60,615)	(55,795)
Repurchase of common stock	(50,000)	-
Proceeds from exercise of stock options	7,094	6,943
Shares withheld for employees' income tax obligations	(12,174)	(10,065)
Distributions to owners of noncontrolling interest	(600)	-
Net cash (used for) provided by financing activities	(123,143)	124,713

Net increase (decrease) in cash and cash equivalents	8,703	(1,412,585)
Cash and cash equivalents, beginning of period	44,892	1,446,364
Cash and cash equivalents, end of period	$53,595	$33,779

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended		Six Months Ended
	June 30, 2019		June 30, 2019
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
Mid-America Group	15.9%	1.6%	23.2%	0.6%
Southeast Group	12.7%	7.3%	25.8%	5.2%
West Group	1.1%	3.4%	3.5%	3.2%
Total Aggregates Product Line (2)	9.9%	3.4%	15.4%	3.0%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Shipments (tons in thousands)	2019	2018	2019	2018
Mid-America Group	27,624	23,843	43,491	35,315
Southeast Group	7,228	6,411	13,610	10,816
West Group	18,301	18,106	33,432	32,303
Total Aggregates Product Line (2)	53,153	48,360	90,533	78,434
(1) Volume/pricing variances reflect the percentage increase from the comparable period in the prior year.
(2) Aggregates Product Line includes acquisitions from the date of acquisition and divestitures through the date of disposal.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Shipments (in thousands)
Aggregates tons - external customers	50,491	45,231	85,841	73,162
Internal aggregates tons used in other product lines	2,662	3,129	4,692	5,272
Total aggregates tons	53,153	48,360	90,533	78,434

Cement tons - external customers	689	653	1,278	1,180
Internal cement tons used in other product lines	289	375	585	673
Total cement tons	978	1,028	1,863	1,853

Ready Mixed Concrete - cubic yards	2,162	2,559	4,094	4,567

Asphalt tons - external customers	218	252	265	313
Internal asphalt tons used in road paving business	596	635	647	711
Total asphalt tons	814	887	912	1,024

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$14.18	$13.72	$14.28	$13.86
Cement (per ton)	$114.17	$109.11	$112.63	$108.10
Ready Mixed Concrete (per cubic yard)	$109.36	$106.65	$108.17	$106.51
Asphalt (per ton)	$47.22	$44.89	$47.08	$44.80

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in thousands)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months is a covenant under the Company's revolving credit facility and accounts receivable securitization facility.  Under the terms of these agreements, as amended, the Company's ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing-12 months cannot exceed 3.50 times as of June 30, 2019, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined by the Company's Credit Agreement, at June 30, 2019, for the trailing-12 months EBITDA. For supporting calculations, refer to the Company's website at www.martinmarietta.com.

Twelve Month Period
July 1, 2018 to
June 30, 2019
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$506,926
Add back:
Interest expense	95,494
Income tax expense	135,255
Depreciation, depletion and amortization expense and noncash nonconsolidated equity affiliate adjustment	371,191
Stock-based compensation expense	34,405
Acquisition-related expenses, net	9,082
Noncash portion of asset and portfolio rationalization charge	16,970
Deduct:
Interest income	(480)
Consolidated EBITDA, as defined by the Company's Credit Agreement	$1,168,843

Consolidated Debt, as defined and including debt for which the Company is a co-borrower, at June 30, 2019	$3,129,756

Consolidated Debt-to-Consolidated EBITDA, as defined by the Company's Credit Agreement, at June 30, 2019, for the trailing-12 months EBITDA	2.68 times

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (continued)

(Dollars in thousands)

Earnings before interest, income taxes, depreciation, depletion and amortization, the noncash earnings/loss from nonconsolidated equity affiliates, the impact of Bluegrass acquisition-related expenses, net, and the impact of selling acquired inventory after the markup to fair value as part of acquisition accounting (Adjusted EBITDA) is a financial indicator of a company's ability to service and/or incur indebtedness.  Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow.  For further information on Adjusted EBITDA, refer to the Company's website at www.martinmarietta.com.  Consolidated Adjusted EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018(1)	2019	2018(1)
Consolidated Adjusted EBITDA	$378,467	$376,096	$536,698	$497,363

A Reconciliation of Net Earnings Attributable to Martin Marietta to Consolidated Adjusted EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018(1)	2019	2018(1)
Net Earnings Attributable to Martin Marietta	$189,475	$185,377	$232,328	$195,400
Add back:
Interest Expense	33,199	32,971	66,045	68,059
Income Tax Expense for Controlling Interests	49,878	52,581	44,876	55,018
Depreciation, Depletion and Amortization and Earnings/Loss from Nonconsolidated Equity Affiliates	105,915	82,874	193,449	155,883
Bluegrass Acquisition-Related Expenses, Net	-	12,126	-	12,836
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	-	10,167	-	10,167
Consolidated Adjusted EBITDA	$378,467	$376,096	$536,698	$497,363

(1) The Company modified the calculation of Adjusted EBITDA in 2019. 2018 amounts have been calculated consistently with the 2019 presentation.

The following is a reconciliation of the GAAP measure to the 2019 Adjusted EBITDA guidance:
	Low Point of Range	High Point of Range
Net Earnings Attributable to Martin Marietta	$530,000	$640,000
Add back:
Interest Expense	140,000	130,000
Taxes on Income	150,000	165,000
Depreciation, Depletion and Amortization Expense and Earnings/Loss from Nonconsolidated Equity Affiliates	380,000	380,000
Adjusted EBITDA	$1,200,000	$1,315,000

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (continued)

(Dollars in thousands)

Adjusted consolidated gross profit and adjusted consolidated earnings from operations for the three months ended June 30, 2018, exclude the impact of selling acquired inventory after the markup to fair value as part of acquisition accounting and exclude the impact of acquisition-related expenses, net.  Adjusted consolidated gross profit and adjusted consolidated earnings from operations are non-GAAP financial measures.  Management presents these measures for investors and analysts to evaluate and forecast the Company's financial results, as the impact of selling acquired inventory after the markup to fair value and acquisition related expenses, net, are nonrecurring.

The following is a reconciliation of the GAAP measure to adjusted gross profit and adjusted earnings from operations for the quarter ended June 30, 2018:

Gross profit as reported	$315,917
Impact of selling acquired inventory after the markup to fair value as part of acquisition accounting	10,167
Adjusted gross profit	$326,084

Earnings from operations as reported	$263,953
Impact of selling acquired inventory after the markup to fair value as part of acquisition accounting	10,167
Acquisition-related expenses, net	12,126
Adjusted earnings from operations	$286,246

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